CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
CNS RESPONSE, INC.,
(A DELAWARE CORPORATION)
WITH AND INTO
STRATIVATION, INC.,
(A DELAWARE CORPORATION)
(UNDER SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

The undersigned, on behalf of Strativation, Inc., a corporation duly organized and existing under the laws of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: Strativation, Inc. (the “COMPANY”), was incorporated on the 20th day of March, 1987 pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the provisions of which permit the merger of one or more subsidiary corporations organized and existing under the laws of said State into a parent corporation organized and existing under the laws of said State.

SECOND: The Company owns 100% of the issued and outstanding shares of the common stock of CNS Response, Inc. (“MergerCo”), a corporation incorporated on the 19th day of January, 2007 pursuant to the DGCL, and having no class of stock outstanding other than such common stock.

THIRD: That the Company, by the following resolutions adopted by its Board of Directors, duly adopted by unanimous written consent of the members thereof on February 2, 2007, determined to merge MergerCo into itself, effective as set forth below:

WHEREAS, the Company lawfully owns 100% of the issued and outstanding shares of the common stock of CNS Response, Inc., a Delaware corporation (“MERGERCO”);

WHEREAS, MergerCo has no class of stock outstanding other than common stock; and

WHEREAS, there has been presented a form of Certificate of Ownership and Merger, and certain other agreements and other writings (collectively, the “MERGER DOCUMENTS”) to accomplish the merger of MergerCo into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware (“MERGER”);

WHEREAS, pursuant to the Merger, the separate existence of MergerCo shall cease, the outstanding capital stock of MergerCo shall be cancelled, and the Company shall assume of all of the obligations and liabilities of MergerCo and shall be subject to all the debts and liabilities of MergerCo in the same manner as if the Company had itself incurred them, and each share of the capital stock of the Company shall remain outstanding and unaffected; and

WHEREAS, upon the effective date of the Merger, the Company shall relinquish its corporate name and assume in its place thereof the name of MergerCo, which is “CNS Response, Inc.” (“NAME CHANGE”);

NOW, THEREFORE, BE IT RESOLVED, that the Merger including the Name Change and assumption of all of the obligations and liabilities of MergerCo by the Company and the transactions contemplated under the Merger Documents are hereby adopted and approved;

RESOLVED FURTHER, that the forms, terms and provisions of the Merger Documents are hereby adopted and approved;

RESOLVED FURTHER, upon the proposed Merger becoming effective and without any action on the part of any holder thereof each outstanding share of the common stock of MergerCo shall be cancelled without consideration therefor;

RESOLVED FURTHER, that the officers of the Company, and each of them, are hereby authorized and directed to cause the Company to perform its obligations under the Merger Documents and to consummate the transactions contemplated thereby, including the Name Change;

RESOLVED FURTHER, that the officers of the Company, and each of them, are hereby authorized, for and on behalf of the Company, to modify, amend or revise the forms, terms and provisions of the Merger Documents, to execute, deliver and/or file any and all documents, certificates, instruments, agreements and notices, and to perform or cause to be performed any and all acts as may, in their judgment, be necessary or desirable to accomplish the purposes of the foregoing resolutions and the transactions contemplated thereby and the Merger Documents therein approved whether within or without the State of Delaware and any other state necessary, the making of any such modification, amendment or revision, the taking of any such actions and/or the execution, delivery or filing of any such documents or instruments shall be conclusive evidence that the individual making such modification, amendment or revision, taking such action and/or executing, delivering or filing such document or instrument has deemed the same to be necessary or advisable;

RESOLVED FURTHER, that the officers of the Company, and each of them, are hereby authorized, directed and empowered by and on behalf of the Company to cause any notice required by the securities laws of any state or jurisdiction to be prepared and filed on behalf of the Company with the appropriate securities regulatory agency together with any required consent to service of process and the payment of any requisite fee; and

RESOLVED FURTHER, that the actions of the officers and other agents of the Company and each of them, previously taken in connection with the negotiation of the Merger and/or the preparation of the forms, terms and provisions of the Merger Documents are hereby adopted and approved.

”FOURTH: That the proposed Merger has been adopted approved, certified, executed and acknowledged by the Company and the board of directors of MergerCo in accordance with the laws of Delaware.

FIFTH: The merger is effective upon filing of this Certificate of Ownership and Merger.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by an authorized officer this 6th day of March, 2007.

STRATIVATION, INC.
a Delaware corporation

By:	/s/ Leonard J. Brandt
Leonard J. Brandt, President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF STRATIVATION, INC.

Strativation, Inc, (the “Corporation”) a corporation organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL”) does hereby certify:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

RESOLVED FURTHER, that to effectuate the Reverse Split, Article Fourth of the Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), be amended by adding the following paragraphs thereto:

“Upon the date that this Certificate of Amendment to the Certificate of Incorporation of the Corporation becomes effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each fifty (50) shares of common stock, par value $0.001 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of common stock, par value $0.001 per share (“New Common Stock”), of the Corporation,

“Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of the New Common Stock.

“Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, pursuant to Section 228 of the DGCL, a written consent setting forth resolutions approving the amendments set forth above was signed by the holders of outstanding common stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, and written notice of the adoption and approval of the amendments has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice.

THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Remainder of Page Intentionally Left Blank, Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on this 29th day of December, 2006.

STRATIVATION, INC.

By:	/s/ Silas Phillips
Silas Phillips
Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF ADMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:FIRST: That at a meeting of the Board of Directors of Salestactix, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “I” so that, as amended, said Article shall be and read as follows:

ARTICLE I

“The name of this corporation is Strativation, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized officer, this 7th day of September, 2005.

/s/ SCOTT ABSHER
Scott W. Absher
President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AGE RESEARCH, INC.,
a Delaware corporation

It is hereby certified that:

1.           The name of the corporation (hereinafter called the “Corporation”) is Age Research, Inc.

2.           The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article I. of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE I.

“The name of this corporation is SalesTactix, Inc.”

3.           The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer, this 28th day of July, 2004.

/s/ Vincent Michael Keyes, III
Vincent Michael Keyes, III, President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AGE RESEARCH, INC.,
a Delaware corporation

It is hereby certified that:

1.   The name of the corporation (hereinafter called the “Corporation”) is Age Research, Inc.

2.           The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE IV

The amount of total authorized capital stock of this Corporation is Seven Hundred Fifty Thousand Dollars ($750,000) divided into 750,000,000 shares of $0.001 par value each. All shares shall be designated as Common Stock. Stockholders shall not have preemptive rights or be entitled to cumulative voting in connection with the shares of the Company’s Common Stock.

Upon the effectiveness of the certificate of amendment to the Certificate of Incorporation containing this sentence (the “Split Effective Date”), shares of the Common Stock issued and outstanding as of the date and time immediately preceding the Split Effective Date shall be automatically changed and reclassified in accordance with an exchange ratio of one newly issued share for each thirty-five outstanding shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

3.           The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

In witness whereof, Richard F. Holt, has caused this Certificate to be signed by its duly authorized officer, this 1st day of June, 2004.

/s/ Richard F. H
Richard F. Holt, President

CERTIFICATE OF OWNERSHIP AND MERGER
VOLT RESEARCH, INC.
A UTAH CORPORATION
INTO
AGE RESEARCH, INC.
A DELAWARE CORPORATION

(Pursuant to the General Corporation Law of the State of Delaware)

Certificate of Ownership and Merger dated April 27, 1987, executed by Volt Research, Inc., a Utah corporation, hereinafter referred to as the “Utah Corporation”, and Age Research, Inc., a Delaware corporation, hereinafter referred to as the “Delaware Corporation” and/or “Surviving Corporation”.

The Utah Corporation and the Delaware Corporation do hereby certify:

1.   The Utah Corporation Organized Pursuant to Utah Law

. The Utah Corporation was organized pursuant to the Corporation Law of the State of Utah on July 10, 1984, which law permits the merger of a Utah corporation with a corporation organized under the laws of another state.

2.   Ownership of the Delaware Corporation Shares

. The Utah Corporation owns all of the issued and outstanding shares of the Delaware Corporation, a corporation incorporated March 20, 1987, pursuant to General Corporation Law of the State of Delaware.

3.   Director Approval and Resolutions of the Utah Corporation

. On April 27, 1987, the directors of the Utah Corporation, have duly adopted by the unanimous written consent of its members, filed with the minutes of the board, the ‘following resolutions:

RESOLVED, that the Utah Corporation shall merge, and it does hereby merge itself into the Delaware Corporation, its wholly owned subsidiary which assumes all of the obligations of the Utah Corporation. Be it

FURTHER RESOLVED, that the merger shall be effective upon filing a Certificate of Ownership and Merger with the Secretary of State of Delaware. Be it

FURTHER RESOLVED, that the terms and conditions of the merger are as set forth in the Plan and Agreement of Merger.  Be it

FURTHER RESOLVED, that the proper officers of the Utah Corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into the Delaware Corporation and to cause the same to be filed with the Secretary of State of Delaware and a certified copy recorded in the Office of the Recorder of deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

4.   Shareholder Vote

. On April 27, 1987, at a special meeting of shareholders of the Utah Corporation, held pursuant to twenty (20) day notice to shareholders of record, at which a quorum was present in person or by proxy, the majority of the shareholders of the Utah Corporation approved the Plan and Agreement of Merger.

5.   Separate Existence; Surviving Corporation

. At the effective time of the merger, the separate existence of the Utah Corporation shall cease and the Utah Corporation shall be merged in accordance with the applicable provision of the Utah Business Corporations Act and the General Corporation Law of Delaware, into the Delaware Corporation, which shall be the Surviving Corporation.

6.   Governing Law

. The laws which are to govern the Surviving Corporation, the Delaware Corporation, are the laws of the State of Delaware. The Certificate of Incorporation of the Delaware Corporation shall be the Certificate of Incorporation of the Surviving Corporation, the Delaware Corporation, until the same shall be altered or amended in accordance with the laws of the State of Delaware.

7.   Directors and Officers

. The directors and officers of the Delaware Corporation, at the time of the merger, shall be the directors and officers of the Surviving Corporation and shall be as follows:

Martin A. Voet	President/Director
Richard F. Holt, Jr.	Secretary/Treasurer/Director
Rollin Green, M.D.	Director
Roger Green, M.D.	Director

8. Effect of Merger. At the effective time of the merger, the Surviving Corporation, the Delaware Corporation, shall retain or succeed to, without other transfer, and shall possess and enjoy all rights, privileges, immunities, powers, purposes and franchises and be subject to all the restrictions, disabilities and duties of each corporation. All property, both real and personal, tangible and intangible and all debts due to either corporation shall be vested in the Surviving Corporation. All debts, liabilities and duties of either corporation shall be the responsibility of and enforceable against the Surviving Corporation as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

IN WITNESS WHEREOF, this Certificate has been signed by each of the Corporations which are the parties hereto this 27 day of April, 1987.

AGE RESEARCH, INC.		VOLT RESEARCH, INC.
a Delaware corporation		a Utah corporation

By:	/s/ Martin A. Voet	By:	/s/ Martin A. Voet
	Martin A. Voet, President		Martin A. Voet, President

Attest:		Attest:

By:	/s/ Richard F. Holt	By:	/s/ Richard F. Holt
	Richard F. Holt, Jr.		Richard F. Holt, Jr.
	Secretary		Secretary

State of California	)
) ss.
County of Orange	)

On the 27 day of April, 1987, personally appeared before me, a Notary Public, Martin A. Voet, the president, and Richard F. Holt, the secretary, of Volt Research, Inc., a Utah corporation, and of Age Research, Inc., a Delaware corporation, who duly acknowledged to me that they executed this Agreement pursuant to a Resolution of the Board of Directors of said corporations and shareholder approval thereof.

/s/ Margaret Howe
Notary Public
Residing at Laguna Niguel

My Commission expires: 9/30/88

CERTIFICATE OF
INCORPORATION
OF
AGE RESEARCH, INC.

ARTICLE I

The name of the Corporation is AGE RESEARCH, INC.

ARTICLE II

The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any partof the world, viz.:

 “The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.”

ARTICLE IV

The amount of the total authorized capital stock of this Corporation is One Hundred Thousand Dollars ($100,000) divided into 100,000,000 shares of $.001 par value each. All shares shall be designated as Common Stock. Shareholders shall not have preemptive rights or be entitled to cumulative voting in connection with the shares of the Company’s Common Stock.

ARTICLE V

The name and mailing address of the incorporator of the Company is:

Richard F. Holt	26081 Avenida Aeropuerto, Suite E-1
San Juan Capistrano, CA 92675

Martin A. Voet	26081 Avenida Aeropuerto, Suite E-1
San Juan Capistrano, CA 92675

Rollin Green, M.D.	26081 Avenida Aeropuerto, Suite E-1
San Juan Capistrano, CA 92675

ARTICLE VI

The powers of the incorporator(s) shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons to serve as directors until the first- annual meeting of stockholders or until successors are elected and quality are:

Name of Director	Mailing Address

Richard F. Holt	26081 Avenida Aeropuerto, Suite E-1 San Juan Capistrano, CA 92675

Martin A. Voet	26081 Avenida Aeropuerto, Suite E-1 San Juan Capistrano, CA 92675

Rollin Green, M.D.	26081 Avenida Aeropuerto, Suite E-1 San Juan Capistrano, CA 92675

The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors, by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

ARTICLE VII

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1.           The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

2.           The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3.           The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

The Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

Section 1.   Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 74 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 2.   Indemnification and Insurance.

(a)           Right to Indemnification. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation-to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)   Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

(c)           Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)   Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts stated herein are true; and have executed this Certificate of Incorporation.

Dated: 3/17, 1987.

/s/ Richard F. Holt

/s/ Martin A. Voet

/s/ Rollin Green, M.D.

STATE OF Utah	)
)ss.
COUNTY OF Salt Lake	)

On the 17th day of March, 1987, personally appeared before me, Richard F. Holt, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my
hand and seal this 17th day of March, 1987.

/s/ sic., NOTARY PUBLIC

Residing at Salt Lake

My Commission expires: 3/21/07

STATE OF Utah	)
)ss.
COUNTY OF Salt Lake	)

On the 17th day of March, 1987, personally appeared before me, Martin A. Voet, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my
hand and seal this 17th day of March, 1987.

/s/ A.O. Headman, NOTARY PUBLIC
Residing at Salt Lake
My Commission expires: 3/21/07

STATE OF California	)
)ss.
COUNTY OF Orange	)

On the 16th day of March, 1987, personally appeared before me, Rolin Green, M.D., who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my
hand and seal this 16th day of March, 1987.

/s/ sic., NOTARY PUBLIC
Residing at El Toro, CA
My Commission expires: 6-2-89